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                        MERCANTILE BANCORPORATION INC.
           AMENDED AND RESTATED VOLUNTARY DEFERRED COMPENSATION PLAN


      WHEREAS, Mercantile Bancorporation Inc. (the "Company") adopted effective as of June 1, 1994, the Mercantile Bancorporation Voluntary Deferred Compensation Plan (the "Plan"); and

      WHEREAS, the Company desires to amend said Plan effective as of May 21, 1997.

      NOW, THEREFORE, the Plan is hereby amended and restated in its entirety, effective as of May 21, 1997 as hereinafter set forth and as so amended and restated is hereby designated the Mercantile Bancorporation Inc. Amended and Restated Voluntary Deferred Compensation Plan.


1.    PURPOSE

      The purpose of the Mercantile Bancorporation Inc. (the "Company") Voluntary Deferred Compensation Plan (the "Plan") is to provide key employees with an opportunity to defer compensation to be earned by them from the Company or any Affiliated Company in accordance with the terms and conditions set forth herein.

2.    EFFECTIVE DATE

      The Plan shall be effective as of June 1, 1994.

3.    PLAN ADMINISTRATION

      The Plan shall be administered by a committee (the "Committee") of and appointed by the Board of Directors of the Company consisting of three or more non-employee Directors, each of whom is considered to be an "outside director" as contemplated by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provisions. The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes, but is not limited to, selecting compensation eligible for deferral, selecting eligible Participants, establishing all deferral terms and conditions and adopting modifications, amendments, forms and procedures, as may be necessary to comply with provisions of any applicable regulatory rulings.

4.    ELIGIBILITY

      The Committee shall have the authority to select among the management or highly compensated employees of the Company or any Affiliated Company those employees who shall be eligible to participate in the Plan (the "Participant" or "Participants"). "Affiliated Company" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

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5.    ELECTION TO DEFER COMPENSATION

      (a) For the calendar year 1994, a Participant may make an election before May 30, 1994, to defer the receipt of part or all of his base compensation to be received after June 1, 1994, for services performed in 1994. Elections with respect to compensation for calendar years after 1994 are described below.

      (b) For each calendar year beginning after 1994, a Participant may make an election to defer the receipt of all or part of his compensation. The compensation to be received after 1994 to which a deferral election may relate is a specified portion of such Participant's compensation (including bonuses or other incentive compensation) for services to be rendered to the Company or any Affiliated Company by such Participant for such calendar year or a subsequent calendar year or years.

      (c) An election to defer base compensation must be made by November 30 of the calendar year preceding the year in which the services will be performed for which the compensation will be earned.

      (d) An election to defer compensation other than base compensation and other than compensation described in subparagraph (e), below, must be made by December 31 of the calendar year preceding the year in which the services will be performed for which the compensation will be earned.

      (e) To defer compensation which is to be paid under a program which is measured by performance and under which the first payment cannot be made for at least 25 months after the first month in which services are performed to which the payment relates, an election must be made at least 25 months before the first month in which such compensation may be paid.

      (f) The period of deferral shall be of such number of years or until the occurrence of such event (e.g., retirement, disability, Change in Control) as the Participant shall elect. The period of time between the first crediting to the Participant's Deferred Compensation Account and the final payment hereunder shall be known as the "Deferral Period."

6.    DEFERRAL OF NONDEDUCTIBLE COMPENSATION AMOUNTS

      In the event all or any portion of a Participant's Compensation (including but not limited to his Final Award, as that term is defined in the Mercantile Bancorporation Inc. Amended and Restated Executive Incentive Compensation Plan but excluding amounts described in Section 9(d) of the Plan) is determined not to be deductible to the Company as contemplated by Code Section 162(m), all or any portion of such amount which is not so deductible shall be deferred at the sole discretion and election of the Committee ("Nondeductible Compensation Amount") and credited to an account designated "Deferred Nondeductible Compensation Account." Such Participant shall, prior to December 31 of the calendar year preceding the calendar year in which such Nondeductible Compensation Amount is earned, elect the form of payment and the date as of which such Nondeductible Compensation Amount shall be paid, which date shall not be earlier than the date such Nondeductible Compensation Amount is deductible to the Company pursuant to Code Section 162(m); provided however, that for the calendar year 1997, a Participant shall make such election not later than June 30, 1997.

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7.    ESTABLISHMENT OF ACCOUNTS

      (a)   Deferred Compensation Account

            At the time of the Participant's initial election to defer pursuant to Section 5, the Company shall establish an account (a "Deferred Compensation Account") for such Participant, which Deferred Compensation Account shall be credited with the Participant's deferred amounts and earnings thereon.

      (b)   Deferred Nondeductible Compensation Account

            At the time a Participant's Nondeductible Compensation Amount is determined not to be deductible pursuant to Code Section
            162(m), the Company shall establish an account (a "Deferred Nondeductible Compensation Account") for such Participant, which Deferred Nondeductible Compensation Account shall be credited with the Participant's Nondeductible Compensation Amount and earnings thereon.

      (c) The Deferred Compensation Account and the Deferred Nondeductible Compensation Account shall consist of a cash subaccount and a stock unit subaccount. Deferred amounts shall be credited to the cash subaccount or to the stock unit subaccount, as elected by the Participant. (For the election made for 1994 by a Reporting Person who elects to have an amount credited to the stock unit subaccount, amounts deferred shall be credited to the cash subaccount until December 1, 1994, where they shall receive additions as provided for in Section 7, and the portion of the cash subaccount attributable thereto shall be removed from the cash subaccount as of December 1, 1994, and shall be credited to the stock unit subaccount.) Each stock unit
            ("Stock Unit") shall be equivalent to one share of Common Stock of the Company ("Share"). Deferred amounts, if they are credited to the stock unit subaccount, shall be maintained as Stock Units. The balance of the Deferred Compensation Account and the Deferred Nondeductible Compensation Account as of any date is the aggregate of the cash subaccount and the stock subaccount within such Deferred Compensation Account and the Deferred Nondeductible Compensation Account as of such date.
            The balance of each cash subaccount shall be expressed in United States dollars. The balance of each stock unit subaccount shall be expressed in the number of Shares deemed credited to such subaccount, with fractional Shares calculated to three decimal places.

      (d) As of the last business day of each month thereafter (or as of a dividend payment date, if applicable), the deferred amounts and any additions thereto as provided for in Section 8, shall be credited to the Participant's Deferred Compensation Account and Deferred Nondeductible Compensation Account. The number of Stock Units credited to the stock unit subaccount shall be equal to the quotient of the deferred amount divided by the Fair Market Value, as defined herein, on such date.

8.    ADDITIONS TO ACCOUNTS

      (a) Each Participant shall, at the time of making an election to defer the receipt of compensation under the Plan, (i) elect the portion of such Participant's deferred amount for such calendar year which shall be credited to the cash subaccount and to the stock unit subaccount within the Participant's Deferred Compensation Account, and (ii) select from a list of investment vehicles prescribed by the Committee the particular vehicle to be used as the measure of changes in the value ("Index") of amounts credited to the cash subaccount. The amount of a Participant's deferral

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            amounts for a month shall be credited to a Participant's
            Deferred Compensation Account as of the first day of the next succeeding month following the date such deferral amounts would have been paid absent the election to defer such amounts.

      (b) Each Participant shall at the time of making the election provided in Section 6 of the Plan, (i) elect the portion of such Participant's Nondeductible Compensation Amount which shall be credited to the cash subaccount and to the stock unit subaccount, and (ii) select from a list of investment vehicles described by the Committee the particular vehicle to be used as the measure of changes in the value ("Index") of amounts credited to the cash subaccount.

      (c) Adjustment of the cash subaccount shall be made as of the dates prescribed in Section 7. The Committee shall establish procedures with respect to the election by a Participant to select the Index, and to change the Index, applicable to the cash subaccount, and may provide procedures which permit different Indexes to apply to separate parts of a subaccount.

      (d) After a Participant's election pursuant to Section 8(a) and (b) relating to the portion of the deferred amounts which are credited to the cash subaccount and to the stock unit subaccount, a Participant may not thereafter change the portion of such Participant's Deferred Compensation Account and Deferred Nondeductible Compensation Account which is credited to the cash subaccount and to the stock unit subaccount.

      (e) Such deferral amounts shall be credited to a stock unit subaccount as of the date such deferral amounts would have been paid to the Participant absent the election to defer such amounts, and thereupon converted to Stock Units at the Fair Market Value of a Share as of such date. Stock Units shall be credited with an amount equal to the dividends as and when paid on the Shares and contemporaneously and on the same terms deemed to be reinvested in additional Stock Units.

      (f) Notwithstanding anything to the contrary contained elsewhere in this Plan, no Participant (a "Reporting Person") who is subject to Section 16 ("Section 16") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall make any election to defer compensation into the stock unit subaccount under this Plan within six months of an election to transfer amounts credited to such Participant's stock or stock unit account or subaccount into the Participant's cash account or subaccount under any other Company plan or to receive distributions from any stock or stock unit account or subaccount under any other Company plan.

9.    PAYMENT OF ACCOUNTS

      (a)   Deferred Compensation Account

            Except as otherwise provided in subsections (d), (e) and (f) below, the Participant's Deferred Compensation Account shall be paid or commence to be paid to the Participant, as soon as practicable, after the earliest to occur of the following:

            (i)   the Participant's death;

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            (ii)  the Participant's retirement pursuant to the terms of the current retirement policy of the Company, or termination from employment with the Company and all Affiliated Companies for any other reason other than death or retirement;

            (iii) the commencement date selected by the Participant at the time of the initial election to defer such amount; or

            (iv)  a Change in Control of the Company.

            The Participant may elect to receive payment of the Deferred Compensation Account either (i) in a lump sum, or (ii) in such number (not to exceed 120) of approximately equal monthly installments as the Participant shall elect. Such election shall be made at the time of the initial election to defer such amount. In the absence of an election by the Participant, the Committee shall determine the manner of payment.

      (b) The Participant's Deferred Nondeductible Compensation Account shall be paid or commence to be paid to the Participant, as soon as practicable, after the earlier to occur of the following:

            (1)   the Participant's death;

            (2) the Participant's retirement pursuant to the terms of the current retirement policy of the Company;

            (3) the Participant's termination of employment with the Company and all Affiliated Companies due to disability, provided that such Participant is eligible for benefits under the Company's long-term disability program in effect on the date of such disability;

            (4)   the commencement date selected by the Participant;  or

            (5)   Change in Control of the Company.

            Notwithstanding anything to the contrary contained elsewhere in this Plan, if the date on which a Participant's Deferred Nondeductible Compensation Account is to be paid pursuant to
            Section 8(b)(1), (2), (3), or (4) above is earlier than the date on which such Nondeductible Compensation is deductible to the Company pursuant to Code Section 162(m), the payment of such Participant's Deferred Nondeductible Compensation Account shall be made as soon as practicable after the date such Nondeductible Compensation is deductible to the Company pursuant to Code Section 162(m). The Participant may elect to receive payment of the Deferred Nondeductible Compensation Account either (i) in a lump sum, or (ii) in such number (not to exceed 120) of approximately equal monthly installments as the Participant shall elect. Such election shall be made at the time specified in Section 6. In the absence of an election by the Participant, the Committee shall determine the manner of payment.

      (c) The Participant's Deferred Compensation Account and Deferred Nondeductible Compensation Account shall be paid out in the following manner:

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            (i)   amounts credited to the cash subaccount shall be paid, net of withholding tax obligations, in cash; and

            (ii) amounts credited to the stock unit subaccount shall be paid, net of withholding tax obligations, in Shares, except that fractional Shares shall be paid out in cash. Such Shares shall be paid from the available Shares under the Company's 1991 Employee Incentive Plan, 1994 Stock Incentive Plan, or any other shareholder-approved stock plan maintained by the Company, or open market purchases, as determined by the Committee. In the absence of such a shareholder-approved plan, the Committee may unilaterally decide the form of payment or delay the timing of payment in consideration of Securities and Exchange Commission and other regulatory implications.

      (d) The Committee shall have the unilateral right to delay the timing of any payment under the Plan in the event such payment would not be tax deductible to the Company as a result of the effects of Code Section 162(m), or any successor section. In the event of such delay in payment, payment shall be made at the first time when such payment would be tax deductible to the Company, but no later than three years following the Participant's termination of employment with the Company.

      (e) Anything contained in this Section to the contrary notwithstanding, in the event, a Participant, or after the Participant's death, such Participant's beneficiary, incurs a severe financial hardship occasioned by accident, illness, disability or other emergency beyond the control of the Participant or, if applicable, the Participant's beneficiary, the Committee, in its sole discretion and upon written application of such Participant or beneficiary, may direct immediate payment of all or a portion of the then current value of such Participant's Deferred Compensation Account; provided that such payment shall in no event exceed the amount necessary to alleviate such financial hardship. A Participant receiving such payment shall not be entitled to make further deferrals under the Plan for a period of six months following such payment, and any deferral election in effect at the time of a hardship withdrawal shall be suspended for six months.

      (f) In the event a Participant's employment with the Company and all Affiliated Companies ends by reason of a Good Cause Event (or for a reason which becomes a Good Cause Event as defined in subsection (h)(iii), below) which the Committee determines involves, or may involve, a loss to the Company or an Affiliated Company, no payment shall be made under this Plan, notwithstanding anything contained in subsection (a)(iii), above, until the fact and the amount, if any, of such loss have been determined to the satisfaction of the Committee, and then payments shall be made hereunder only to the extent that the amounts payable exceed the amount, if any, of the loss to the Company and all Affiliated Companies which has not been restored by the Participant from other sources. Pending the determination by the Committee of the fact and the amount, if any, of any such loss, the Company and all Affiliated Companies shall have a lien upon any amounts due to the Participant under this Plan.

      (g)   The term "Change in Control" shall mean:

            (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the

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                  Exchange Act) of 20% or more of either (A) the then
                  outstanding Shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliated companies or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B), and (C) of subsection (iii) are satisfied; or

            (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii) Approval by the shareholders of the Company of a
                  reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding Shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or of the corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding Shares of common stock of the corporation resulting from reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation and (C) at least a majority of the members of

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                  the board of directors of the corporation resulting from
                  such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

            (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (I) more than 50% of, respectively, the then outstanding Shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or of such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) then beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding Shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
                  (III) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

      (h)   The term "Good Cause Event" shall mean:

            (i) an act or acts of personal dishonesty done by the Participant and intended to result in substantial personal enrichment of the Participant at the expense of the Company or an Affiliated Company,

            (ii) repeated violations by the Participant of the Participant's obligations under any employment agreement which are demonstrably willful and deliberate on the Participant's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company or an Affiliated Company, or

            (iii) the conviction of the Participant of a felony involving moral turpitude.

            The determination of whether or not a Good Cause Event has occurred shall be made by the Committee in its sole and absolute discretion.

      (i) Notwithstanding anything to the contrary contained elsewhere in this Plan, no payment of an account may be made to a Participant who is a Reporting Person if

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            such payment results from a subsequent election by the
            Participant to (i) change the commencement date for payment chosen at the time of the initial election to defer compensation; (ii) choose the installment payment plan instead of a lump sum payment; or (iii) change the installment payment schedule, unless such payment has been specifically approved in advance by: (A) the Board of Directors of the Company; (B) a committee of the Board of Directors of the Company that is comprised solely of two or more Non-Employee Directors (as contemplated by Rule 16b-3 under Section 16 ("Rule 16b-3"); or
            (C) either: (I) the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Missouri; or
            (II) the written consent of the holders of a majority of the securities of the Company so entitled to vote.

10.   PARTICIPANT REPORTS

      The Committee shall make appropriate reports to the Participant concerning the status of such Participant's Deferred Compensation Account and Deferred Nondeductible Compensation Account.

11.   TRANSFERABILITY OF INTEREST

      The right to receive a payment under this Plan is not assignable or transferable and shall not be subject to any encumbrances, liens, pledges or charges of the Participant or to claims of such Participant's creditors. Any attempt to assign, transfer, hypothecate or attach any rights with respect to or derived from any payment shall be null and void and of no force and effect whatsoever.

12.   DESIGNATION OF BENEFICIARIES

      A Participant may designate in writing a beneficiary or beneficiaries to receive any distribution under the Plan which is made after the Participant's death, provided, however, that if at the time any such distribution is due, there is no designation of a beneficiary in force or if any person (other than a trustee or trustees) as to whom a beneficiary designation was in force at the time of the Participant's death shall have died before the payment became due and the Participant has failed to provide in such beneficiary designation for any person or persons to take in lieu of such deceased person, the person or persons entitled to receive such distribution (or part thereof, as the case may be) shall be the Participant's executor or administrator.

13.   AMENDMENT, SUSPENSION AND TERMINATION

      The Plan may be amended only by a majority of the Board of Directors as it deems necessary or appropriate to better achieve the purpose of the Plan, except that no such amendment which would otherwise cause the Plan not to comply with either Rule 16b-3, or any successor rule, under the Act or Section 162(m) of the Code shall be effective without the approval of the Company's shareholders.

14.   FAIR MARKET VALUE

      Fair Market Value of a Share or Stock Unit for all purposes under the Plan shall mean the closing price of a Share as reported daily on the New York Stock Exchange Composite

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      Tape and published in the Wall Street Journal or similar readily available public source for the date in question. If no sales of Shares were made on such date, the closing price of a Share as reported for the next preceding day on which sales of Shares were made shall be used.

15.   ADJUSTMENTS AND REORGANIZATIONS

      In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting Shares or the price of Shares, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to each Stock Unit held in the stock unit subaccount. The adjustment described in the preceding sentence shall be calculated to three decimal places.

16.   TAX WITHHOLDING

      The Company shall have the right to deduct from any payment made under the Plan, including the delivery of Shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit Shares to be used to satisfy required tax withholding and such Shares shall be valued at the Fair Market Value as of the settlement date of the applicable Award.

17.   UNFUNDED PLAN

      During the period that amounts are deferred under the Plan, all Deferred Compensation Accounts and Deferred Nondeductible Compensation Accounts shall be considered as general assets of the Company for use as it deems necessary or appropriate, and will be subject to the claims of the Company's creditors.

      Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

18.   OTHER EMPLOYEE BENEFITS

      Any compensation deferred and any benefits paid under this Plan shall not be included in creditable compensation in computing benefits under any employee benefit plans of the Company, except to the extent expressly provided for thereunder.

19.   NO RIGHT TO EMPLOYMENT

      Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Company or any Affiliated Company.

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20.   CLAIMS FOR BENEFITS

      A Participant or beneficiary may claim any benefit to which he or she is entitled under this Plan by a written notice to the Committee. If a claim is denied, it must be denied within a reasonable period of time, and be contained in a written notice stating the following:

      (a)   The specific reason for the denial.

      (b) Specific reference to the Plan provision on which the denial is based.

      (c) Description of additional information necessary for the claimant to present the claim, if any, and an explanation of why such material is necessary.

      (d)   An explanation of the Plan's claims review procedure.

      The claimant will have sixty (60) days to request a review of the denial by the Committee, which will provide a full and fair review. The request for review must be in writing delivered to the Committee. The claimant may review pertinent documents, and he may submit issues and comments in writing. The decision by the Committee with respect to the review must be given within sixty (60) days after receipt of the request, unless special circumstances require an extension (such as for a hearing). In no event shall the decision be delayed beyond one hundred and twenty (120) days after receipt of the request for review. The decision shall be written in a manner calculated to be understood by the claimant, and it shall include specific reasons and refer to specific Plan provisions as to its effect.

21.   GOVERNING LAW

      The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Missouri and applicable federal law.

22.   SUCCESSORS AND ASSIGNS

      The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

23.   RIGHT AS A SHAREHOLDER

      Except as may otherwise be provided by the Committee, a Participant shall have no rights as a shareholder with regard to a Stock Unit until he or she becomes the actual holder of record of a Share.



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